UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): December 17, 2015

CORELOGIC, INC.
(Exact Name of the Registrant as Specified in Charter)

Delaware	001-13585	95-1068610
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

40 Pacifica, Irvine, California	92618-7471
(Address of Principal Executive Offices)	(Zip Code)
Registrant’s telephone number, including area code (949) 214-1000
Not Applicable.
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01     Entry into a Material Definitive Agreement.
On December 17, 2015, CoreLogic, Inc., a Delaware corporation (“CoreLogic” or the “Company”), through CoreLogic Solutions, LLC, a California limited liability company and wholly-owned subsidiary of CoreLogic (“CoreLogic Solutions”), and CoreLogic Acquisition Co., Inc., a Mississippi corporation and wholly-owned subsidiary of CoreLogic Solutions (“Acquisition Co”), entered into an Agreement and Plan of Merger (the “Merger Agreement”) with FNC Holding Company, Inc., a Mississippi corporation (“Holdco”), and Dennis S. Tosh, Jr., an individual resident of Mississippi, solely in his capacity as Shareholder Representative. The Merger Agreement provides that, upon the terms and subject to the conditions set forth in the Merger Agreement, Acquisition Co will be merged with and into Holdco, with Holdco continuing as the surviving corporation and a wholly- owned subsidiary of CoreLogic Solutions (the “Merger”). The Board of Managers or Directors, as applicable, of CoreLogic and Holdco have approved the Merger Agreement and the transactions contemplated thereby, including the Merger. The purchase price for the transaction is $475,000,000 in cash, subject to certain adjustments in accordance with the terms set forth in the Merger Agreement (the “Merger Consideration”).
Pursuant to the terms of the Merger Agreement, at the effective time of the Merger, (i) each issued and outstanding share of Holdco common stock (collectively, the “Shares”), other than Shares that are owned by CoreLogic Solutions, Acquisition Co or Holdco or any of their respective subsidiaries and Shares held by shareholders who have perfected their appraisal rights, will be converted into the right to receive a pro rata share of the Merger Consideration, and (ii) certain equity awards held by employees and non-employees of Holdco will be converted into cash equal to the difference between a pro rata share of the Merger Consideration and the exercise price, if any, of such award, subject to certain adjustments and set asides.
The Merger Agreement includes customary representations, warranties and covenants of the parties, and the closing of the transaction is conditioned upon customary termination rights and closing conditions, including the expiration or termination of the waiting period of the Hart-Scott-Rodino Antitrust Improvements Act of 1976. The Merger Agreement also includes customary termination rights of the parties.
The foregoing description of the Merger Agreement is only a summary, does not purport to be complete and is qualified in its entirety by reference to, and should be read in conjunction with, the full text of the Merger Agreement, which will be filed as an exhibit to the Company’s Annual Report on Form 10-K for the year ended December 31, 2015.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

CORELOGIC, INC.

Date:	December 22, 2015	By:	/s/ Frank D. Martell
		Name:	Frank D. Martell
		Title:	Chief Operating and Financial Officer